                                                                     EXHIBIT 8.1

                      [Letterhead of Kirkland & Ellis LLP]

                                   May 5, 2004

Navistar Financial Securities Corporation
2850 West Golf Road
Rolling Meadows, IL 60008

          Re:  Navistar Financial Securities Corporation
               Navistar Financial Dealer Note Master Trust
               Navistar Financial Dealer Note Master Owner Trust
               Registration Statement No. 333-104639
               -------------------------------------

          We have acted as special counsel to Navistar Financial Securities Corporation, a Delaware corporation (the "COMPANY"), in connection with the above-mentioned Registration Statement on Form S-3 filed with the Securities and Exchange Commission (together with the exhibits and amendments thereto, the "REGISTRATION STATEMENT") in connection with the registration by the Company of certain Dealer Note Asset Backed Certificates (the "CERTIFICATES") and certain Dealer Note Asset Backed Notes (the "NOTES") to be issued from time to time in one or more series in amounts to be determined at the time of issuance and to be set forth in one or more Supplements (each, a "PROSPECTUS SUPPLEMENT") to the Prospectus (the "PROSPECTUS") included in the Registration Statement.

          As described in the Registration Statement, the Certificates will be issued by Navistar Financial Dealer Note Master Trust (the "MASTER TRUST"). The Master Trust was formed by the Company pursuant to a Pooling and Servicing Agreement (the "POOLING AND SERVICING AGREEMENT"), dated as of June 8, 1995, as amended, by and among the Company, Navistar Financial Corporation, a Delaware corporation, as Servicer, JPMorgan Chase Bank and The Bank of New York, as Master Trust Trustee. Each series of Certificates will be issued pursuant to a supplement to the Pooling and Servicing Agreement (a "SERIES SUPPLEMENT").

          As further described in the Registration Statement, the Notes will be issued by Navistar Financial Dealer Note Master Owner Trust (the "ISSUER"). The Issuer will be formed pursuant to a Trust Agreement (the "TRUST AGREEMENT"), between Navistar Financial Securities Corporation and Chase Manhattan Bank USA, National Association, as Owner Trustee. Each series of Notes will be issued pursuant to an Indenture (the "INDENTURE") between the Issuer and the indenture trustee named in the Prospectus Supplement and an Indenture Series Supplement (the "INDENTURE SERIES SUPPLEMENT") between the Issuer and the indenture trustee.

          In arriving at the opinion expressed below, among other things, we have examined and relied, to the extent we deem proper, on (i) the Registration Statement, (ii) in each case as filed as an exhibit to the Registration Statement, (a) the form of Underwriting Agreement, (b) the Pooling and Servicing Agreement, (c) the form of PSA Series Supplement,

Navistar Financial Securities Corporation
May 5, 2004
Page 2

(d) the Indenture and (e) the Indenture Series Supplement and (iii) copies of such other documents as we have deemed necessary for the expression of the opinion contained herein.

          We have examined and relied, with your permission, as to factual matters upon the representations and warranties contained in or made pursuant to the documents referred to above and upon the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and certificates of public officials, officers and representatives of the Company and such other instruments and certificates of public officials, officers and representatives of the Company and other persons, and we have made such investigations of law as we have deemed appropriate. In such examination, we have assumed, with your permission, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals of all documents submitted to us as copies. With your permission, we have further assumed the genuineness of the signatures of persons signing all documents and instruments and the authority of such persons signing on behalf of the parties thereto.

          In rendering our opinion, we have also considered and relied upon the Internal Revenue Code of 1986, as amended (the "CODE"), administrative rulings, judicial decisions, regulations, and such other authorities (including Treasury regulations) as we have deemed appropriate, all as in effect on the date hereof and all which are subject to change or different interpretation. However, we will not seek a tax ruling from the Internal Revenue Service (the "IRS") with respect to any of the matters discussed herein. Moreover, the statutory provisions, regulations, interpretations and other authorities upon which our opinion is based are subject to change, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion will not be taken by the IRS. Our opinion is in no way binding on the IRS or any court, and it is possible that the IRS or a court could, when presented with these facts, reach a different conclusion.

          Based on the foregoing, and assuming the aforementioned documents are duly executed and delivered in substantially the form we have examined, we are of the opinion that the statements in the Prospectus under the heading "Material Federal Income Tax Matters," to the extent that they constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by us and are correct in all material respects.

Navistar Financial Securities Corporation
May 5, 2004
Page 3

          Except for the opinion expressed above, we express no opinion as to any other tax consequences of the transaction to any part under federal, state, local, or foreign laws. In addition, we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein.

                                   Very truly yours,

                                   /s/ Kirkland & Ellis LLP

                                   KIRKLAND & ELLIS LLP